

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements
</LEGEND>
<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                              DEC-31-1995
<PERIOD-START>                                 JAN-01-1995
<PERIOD-END>                                   DEC-31-1995
<CASH>                                                  13
<SECURITIES>                                             0
<RECEIVABLES>                                           70 <F1>
<ALLOWANCES>                                             5
<INVENTORY>                                              0
<CURRENT-ASSETS>                                         0 <F2>
<PP&E>                                                3187
<DEPRECIATION>                                        1332
<TOTAL-ASSETS>                                        2631
<CURRENT-LIABILITIES>                                    0 <F2>
<BONDS>                                               1088 <F3>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                             741
<TOTAL-LIABILITY-AND-EQUITY>                          2631
<SALES>                                                  0
<TOTAL-REVENUES>                                       709
<CGS>                                                    0
<TOTAL-COSTS>                                          312 <F4>
<OTHER-EXPENSES>                                       121 <F5>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                                      99
<INCOME-PRETAX>                                        121 <F6>
<INCOME-TAX>                                            47
<INCOME-CONTINUING>                                     94
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                            94
<EPS-PRIMARY>                                            0
<EPS-DILUTED>                                            0

<F1> Receivables consists of three components:  Trade Accounts 69 million and finance leases of 1 million.
<F2> Not applicable because GATC has an unclassified balance sheet.
<F3> This value consists of two components: Long-term debt of 973 million and
     Capital Lease Obligations of 115 million. Short-term debt is not included in this calculation.
<F4> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F5> This value consists of the Provision for  Depreciation  and Amortization on
     the Consolidated Income Statement.
<F6> This value represents Income Before Income Taxes and Equity in Net Earnings
     of Affiliates.



